SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                    02/04/04
                Date of Report (Date of earliest event reported):


                                  Simtrol, Inc.
             (Exact name of registrant as specified in its charter)


            Delaware                     1-10927                84-1104448

(State or other jurisdiction of  (Commission File Number)     (IRS Employer
         incorporation)                                   Identification Number)


     2200 Norcross Parkway
       Norcross, Georgia                            30071
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code: (770) 242-7566

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)
================================================================================




ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On February 4, 2004, the Registrant engaged Marcum & Kliegman LLP as the Registrant's principal independent accountants to audit its consolidated financial statements. As disclosed in the Registrant's Current Report on Form 8-K filed January 26, 2004, on January 16,2004, Grant Thornton LLP, an independent accountant who served as the Registrant's principal accountant to audit the Registrant's consolidated financial statements, resigned from its engagement with the Registrant.

Simtrol's board of directors approved the engagement of Marcum & Kliegman LLP as the new independent auditors. Marcum & Kliegman is located at 655 Third Avenue, 16th Floor, New York, New York 10017.

     The Registrant has not consulted with Marcum & Kliegman LLP during its two most recent fiscal years nor during any subsequent interim period prior to its appointment as auditor for the fiscal year 2003 audit regarding either (i) the application of accounting principles to a specified transaction either completed or proposed, (ii) the type of audit opinion that might be rendered on the Registrant's consolidated financial statements, or (iii) any matter that was either the subject of a disagreement or a reportable event.

Item 5.  Other Events

On February 4, 2004, Simtrol, Inc., completed the sale of Convertible Notes with principal balance of $575,000, in a private placement to a limited number of accredited investors, including one Board member. The interest rate of the notes is 10% and the conversion price of the Notes is $0.20 per share for all principal and accrued interest. The due date of the notes is August 4, 2004 and the notes are convertible to restricted common stock at any time before that date.

The Company also issued warrants to the Noteholders to purchase an aggregate of 2,875,000 shares of restricted common stock. Each warrant enables the holder to purchase the same number of shares as the holder would receive upon conversion of the Convertible Note. In addition, Noteholders received warrants to purchase an aggregate of 5,750,000 shares of stock. Each warrant entitles the holder to purchase two shares of common stock for each share the holder would receive upon conversion of the Convertible Note, but the warrants may only be exercised in the event a holder actually elects to convert the Convertible Note into the Registrant's common stock. The exercise price of the warrants is $0.20 per share of common stock.

Offering costs totaled approximately $96,000. The proceeds of the offering will be used to fund current operational and overhead expenses of the company.

This report does not constitute an offer to sell or a solicitation of an offer to buy the common stock. The offering of the common stock has not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. The common stock may not be offered or sold in the United States or to U.S. persons except pursuant to exemptions from the registration requirements of such laws.

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to projected financial results and plans for future sales and business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The words "may," "would," "could," "believe," "intend," "expect," "estimates," "anticipates," "intend," and similar expressions and variations thereof are intended to identify forward-looking statements. Potential risks and uncertainties include, but are not limited to, substantial doubt about our ability to continue as a going concern due to our cash flow and inability to finance our operations, current economic conditions, competition, the market acceptance of ONGOER as an alternative to hardware-based control systems, and other uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings, including our Annual Report on Form 10-K and our quarterly reports on Form 10-Q


SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   February 9, 2004

                                   Simtrol, Inc.


                                   By: /s/ Richard W. Egan
                                       -----------------------------------------
                                           Richard W. Egan
                                           President and Chief Executive Officer